Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
(574) 372-4989	(574) 371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
(574) 371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Prices Offering of Euro-Denominated Senior Notes

(WARSAW, IN) December 6, 2016 – Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) (the “Company”) today announced that it has priced an offering of €500.0 million principal amount of its 1.414% senior unsecured notes due 2022 and €500.0 million principal amount of its 2.425% senior unsecured notes due 2026.

The closing of the offering is expected to occur on December 13, 2016, subject to the satisfaction of customary closing conditions. The notes will pay interest on an annual basis.

The Company intends to use the net proceeds from the sale of the notes to pay for the outstanding senior notes of the Company that it accepts for purchase in the cash tender offers commenced by the Company on November 21, 2016 and, if any net proceeds remain after such use, the Company intends to repay other U.S. dollar denominated indebtedness.

The joint book-running managers for the offering are BNP Paribas, HSBC Bank plc and RBC Europe Limited.

The Company has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this press release relates. Before you invest, you should read the preliminary prospectus supplement, the final prospectus supplement (when available), and the accompanying base prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement, the final prospectus supplement (when available), and the accompanying base prospectus if you request it by calling BNP Paribas toll-free at 1-800-854-5674, HSBC Bank plc toll-free at 1-866-811-8049 and RBC Europe Limited toll-free at 1-866-375-6829.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the closing of the offering of the senior notes and the Company’s intended use of proceeds. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negatives of such terms or other variations on such terms or comparable terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see the Company’s filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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